Facebook Reports First Quarter 2017 Results

MENLO PARK, Calif. – May 3, 2017 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the quarter ended March 31, 2017.

“We had a good start to 2017,” said Mark Zuckerberg, Facebook founder and CEO. “We’re continuing to build tools to support a strong global community.”

First Quarter 2017 Financial Highlights

Facebook is no longer reporting non-GAAP expenses, income, tax rate, and earnings per share (EPS).

	Three Months Ended March 31,		Year-over-Year % Change
In millions, except percentages and per share amounts	2017	2016
Revenue:
Advertising	$7,857	$5,201	51%
Payments and other fees	175	181	(3)%
Total revenue	8,032	5,382	49%
Total costs and expenses(1)	4,705	3,372	40%
Income from operations(1)	$3,327	$2,010	66%
Operating margin(1)	41%	37%
Provision for income taxes	$344
Effective tax rate	10%
Net income(1)	$3,064	$1,738	76%
Diluted EPS(1)	$1.04	$0.60	73%
(1) In the fourth quarter of 2016, we elected to early adopt Accounting Standards Update No. 2016-09, Compensation - Stock Compensation (Topic 718): Improvement to Employee Share-based Payment Accounting (ASU 2016-09). We are required to reflect any adoption adjustments as of January 1, 2016, the beginning of the annual period that includes the interim period of adoption. As such, certain financial highlights data for the three months ended March 31, 2016, had been adjusted to include the impact of ASU 2016-09 adoption. See Note 1 - Summary of Significant Accounting Policies (Note 1) in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for detailed adoption information.

First Quarter 2017 Operational and Other Financial Highlights

•	Daily active users (DAUs) – DAUs were 1.28 billion on average for March 2017, an increase of 18% year-over-year.

•	Monthly active users (MAUs) – MAUs were 1.94 billion as of March 31, 2017, an increase of 17% year-over-year.

•
Mobile advertising revenue – Mobile advertising revenue represented approximately 85% of advertising revenue for the first quarter of 2017, up from approximately 82% of advertising revenue in the first quarter of 2016.

•	Capital expenditures – Capital expenditures for the first quarter of 2017 were $1.27 billion.

•	Cash and cash equivalents and marketable securities – Cash and cash equivalents and marketable securities were $32.31 billion at the end of the first quarter of 2017.

•	Headcount – Headcount was 18,770 as of March 31, 2017, an increase of 38% year-over-year.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings conference call can be accessed at investor.fb.com, along with the earnings press release, financial tables, and slide presentation. Facebook uses the investor.fb.com and newsroom.fb.com websites as well as Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 93279401.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to share and make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our dependency on mobile operating systems, networks, and standards that we do not control; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Annual Report on Form 10-K filed with the SEC on February 3, 2017, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. In addition, please note that the date of this press release is May 3, 2017, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: revenue excluding foreign exchange effect and advertising revenue excluding foreign exchange effect; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from our non-GAAP financial measures:
Foreign exchange effect on revenue. We translated revenue for the three months ended March 31, 2017 using the prior year's monthly exchange rates for our settlement currencies other than the U.S. dollar, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment. We subtract purchases of property and equipment in our calculation of free cash flow because we believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business.
For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the "Reconciliation of GAAP to Non-GAAP Results" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended March 31,
	2017	2016(1)
Revenue	$8,032	$5,382
Costs and expenses:
Cost of revenue	1,159	838
Research and development	1,834	1,343
Marketing and sales	1,057	826
General and administrative	655	365
Total costs and expenses	4,705	3,372
Income from operations	3,327	2,010
Interest and other income, net	81	56
Income before provision for income taxes	3,408	2,066
Provision for income taxes	344	328
Net income	$3,064	$1,738
Less: Net income attributable to participating securities	5	6
Net income attributable to Class A and Class B common stockholders	$3,059	$1,732
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$1.06	$0.61
Diluted	$1.04	$0.60
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,891	2,843
Diluted	2,944	2,905
Share-based compensation expense included in costs and expenses:
Cost of revenue	$34	$22
Research and development	670	586
Marketing and sales	96	82
General and administrative	67	56
Total share-based compensation expense	$867	$746
(1) We elected to early adopt ASU 2016-09 in the fourth quarter of 2016. Our condensed consolidated statement of income for the three months ended March 31, 2016, had been adjusted to include the impact of ASU 2016-09 adoption. See Note 1 in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for detailed adoption information.

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$7,104	$8,903
Marketable securities	25,202	20,546
Accounts receivable, net of allowances for doubtful accounts of $86 and $94 as of March 31, 2017 and December 31, 2016, respectively	3,415	3,993
Prepaid expenses and other current assets	1,209	959
Total current assets	36,930	34,401
Property and equipment, net	9,462	8,591
Intangible assets, net	2,360	2,535
Goodwill	18,126	18,122
Other assets	1,836	1,312
Total assets	$68,714	$64,961

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$170	$302
Partners payable	278	280
Accrued expenses and other current liabilities	2,400	2,203
Deferred revenue and deposits	80	90
Total current liabilities	2,928	2,875
Other liabilities	3,598	2,892
Total liabilities	6,526	5,767
Stockholders' equity:
Common stock and additional paid-in capital	38,639	38,227
Accumulated other comprehensive loss	(626)	(703)
Retained earnings	24,175	21,670
Total stockholders' equity	62,188	59,194
Total liabilities and stockholders' equity	$68,714	$64,961

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2017	2016(1)
Cash flows from operating activities
Net income	$3,064	$1,738
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	671	552
Share-based compensation	867	746
Deferred income taxes	(84)	(77)
Other	5	13
Changes in assets and liabilities:
Accounts receivable	609	267
Prepaid expenses and other current assets	(365)	(107)
Other assets	31	15
Accounts payable	(10)	2
Partners payable	(3)	(3)
Accrued expenses and other current liabilities	61	(18)
Deferred revenue and deposits	(10)	(2)
Other liabilities	222	351
Net cash provided by operating activities	5,058	3,477
Cash flows from investing activities
Purchases of property and equipment	(1,271)	(1,132)
Purchases of marketable securities	(6,992)	(3,126)
Sales of marketable securities	1,762	2,013
Maturities of marketable securities	599	537
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	—	(1)
Change in restricted cash and deposits	11	33
Net cash used in investing activities	(5,891)	(1,676)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(771)	—
Principal payments on capital lease and other financing obligations	—	(312)
Repurchases of Class A common stock	(228)	—
Other financing activities, net	7	2
Net cash used in financing activities	(992)	(310)
Effect of exchange rate changes on cash and cash equivalents	26	58
Net increase (decrease) in cash and cash equivalents	(1,799)	1,549
Cash and cash equivalents at beginning of period	8,903	4,907
Cash and cash equivalents at end of period	$7,104	$6,456

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended March 31,
	2017	2016(1)
Supplemental cash flow data
Cash paid during the period for:
Interest	$—	$11
Income taxes, net	$664	$170
Non-cash investing activities:
Net change in accounts payable, accrued expenses and other current liabilities, and other liabilities related to property and equipment additions	$(26)	$52
(1) We elected to early adopt ASU 2016-09 in the fourth quarter of 2016. Our condensed consolidated statements of cash flow for the three months ended March 31, 2016, had been adjusted to include the impact of ASU 2016-09 adoption. See Note 1 in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for detailed adoption information.

Reconciliation of GAAP to Non-GAAP Results
(In millions, except percentages)
(Unaudited)
	Three Months Ended March 31,
	2017	2016
GAAP revenue	$8,032	$5,382
Foreign exchange effect on 2017 revenue using 2016 rates	22
Revenue excluding foreign exchange effect	$8,054
GAAP revenue year-over-year change %	49%
Revenue excluding foreign exchange effect year-over-year change %	50%
GAAP advertising revenue	$7,857	$5,201
Foreign exchange effect on 2017 advertising revenue using 2016 rates	22
Advertising revenue excluding foreign exchange effect	$7,879
GAAP advertising revenue year-over-year change %	51%
Advertising revenue excluding foreign exchange effect year-over-year change %	51%

Net cash provided by operating activities(1)	$5,058	$3,477
Purchases of property and equipment	(1,271)	(1,132)
Free cash flow(1)	$3,787	$2,345
(1) We elected to early adopt ASU 2016-09 in the fourth quarter of 2016. Net cash provided by operating activities and free cash flow for the three months ended March 31, 2016, had been adjusted to include the impact of ASU 2016-09 adoption. See Note 1 in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016 for detailed adoption information.